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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   LASON, INC.



                                   ARTICLE ONE

         The name of the Corporation is Lason, Inc.

                                   ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.

                                  ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General corporation Law of the State of Delaware (the "Delaware General Corporation Law") either alone or with othe6 through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as a member in a limited liability company, as a joint venturer in any joint venture, or otherwise.
                                  ARTICLE FOUR

         SECTION 1. The aggregate number of shares of stock which the Corporation has authority to issue is 105,000,000, consisting of 5,000,000 shares of Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), and 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof. Pursuant to Section 1123(a)(6) of the Bankruptcy Code, the Corporation is hereby prohibited from issuing non-voting equity securities.

         SECTION 2. The preferences, limitations, designations and relative rights of the shares of each class and the qualifications, limitations or restriction thereof shall be as follows:

                  A.       Series Preferred Stock.

                  1.       Authorization; Series; Provisions.

                  (a) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of the Series Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of



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shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  (b) The Series Preferred Stock may be issued from time. to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in ; a resolution or resolutions providing for the issuance of such' series, adopted by the Board of Directors as hereinafter provided.

                  (c) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Section 2, to authorize the issuance of one or more aeries of Series Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series:

                           (i) the maximum number of shares to constitute such
series and the distinctive designation thereof;

                           (ii) whether the shares of such series shall have
voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

                           (iii) whether subject to redemption, the times,
prices and other terms and conditions of such redemption;

                           (iv) the rights of the holders of shares of such
series upon the liquidation, dissolution or winding up of the Corporation;

                           (v) whether or not the shares of such series shall be

subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                           (vi) whether or not the shares of such series shall
be : convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                           (vii) the limitations and restrictions, if any, to be
effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon, the purchase, redemption or other acquisition by the Corporation of, Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

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                           (viii) the conditions or restrictions, if any, upon
the creation of indebtedness of the corporation or upon the issue of ; any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

                           (ix) any other preference and relative,
participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section 2.

                  2. Series Identical; Rank. All shares of anyone series of Series Preferred Stock shall be identical with each other in all respects, except that shares of anyone series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph l(c) hereof; and all shares of series Preferred Stock shall rank senior to the Common Stock both. as to dividends and upon liquidation.

                  3. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, the holders of the shares of the; Series Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Series Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                  4. Voting Rights. Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the. Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Series Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

                  5. Reacquired Shares. Shares of any Series Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption. exchange, conversion or otherwise shall return to the status of authorized but unissued Series Preferred Stock unless otherwise provided in the resolution or resolutions of the Board of Directors.

                  6. Increase/Decrease in Authorized Shares of a Series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance

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thereof, the number: of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof outstanding) by resolution or resolutions of the Board of Directors. In case the number of shares of any such series of Series Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Series Preferred Stock, undesignated as to series.

                  B. Common Stock.

         Except as shall otherwise be stated herein or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same. qualifications, limitations and restrictions.

                  1. Voting Rights. Except as otherwise provided in this Section 2B of Article Four or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

                  2. Dividends. Subject to the rights of each series of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and all holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

                  3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled in accordance with Section 2A of Article Four, the terms of any outstanding Series Preferred Stock and applicable law, or an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Series Preferred Stock, the remaining net. assets of the Corporation shall be distributed pro rata to the holders of the Common Stock, to the exclusion of the holders of such Series Preferred Stock.

                  C. General Provisions.

                  1. Nonliquidating Events. A consolidation or merger of the corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Four.

                  2. No Preemptive Rights. No holder of Series Preferred Stock or Common Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of


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securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.

                                   ARTICLE SIX

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

                                  ARTICLE SEVEN

         Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall; have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.

                                  ARTICLE EIGHT

         Subject to the rights of the holders of any series of Series Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Securities Exchange Act of 1934, as amended. (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, and (B) special meetings of stockholders of the Corporation may be called only by the chairman of the board. the chief executive officer, the president or the Board of Directors pursuant to a resolution adopted by the affirmative vote of at least two members then in office.

                                  ARTICLE NINE

                  (a) The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by the Board of Directors in the manner as provided in the By-laws, except that such number shall not be less than one (1) nor more than fifteen (15), the exact number to be determined by resolution adopted by affirmative vote of a majority of the Board of Directors. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of



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directors by the stockholders of the Corporation in 1997, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 1998, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 1999, or thereafter when their respective successors in each case are elected by the stockholders and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office for cause. At each succeeding annual election of directors by the stockholders of the Corporation beginning in 1997, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they' succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, pursuant to the Plan, solely with respect to the initial terms of those persons who are directors of the Corporation pursuant to Section 4.3 of the Plan, the directors need not be divided into three classes and the terms of such directors need not be for the remaining terms of their respective predecessors.

         Vacancies and newly created directorships resulting from; any increase in the number of directors may be filled only by the. affirmative vote of the majority of the Board of Directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Series Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation. applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section (a) of Article Nine unless expressly provided by such terms.

         Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, no director may be removed from office without cause.

         Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that. from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no by-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.


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                                   ARTICLE TEN

         Article Eight, Article Nine and this Article Ten of this Restated Certificate of Incorporation and Sections 2 and 11 of Article II, Sections 2, 3, 4 and 5 of Article III and Article V of the By-laws of the corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the stockholders without the affirmative vote of the holders of at least 80% of the Common Stock, voting together as a single class.

                                 ARTICLE ELEVEN

                  (a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

                  (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  (c) In addition to all of the indemnification rights provided to those persons serving in the capacities listed in Article V, Section 1 of the Amended and Restated Bylaws of the Corporation which shall be applicable to those persons serving in those capacities from and after the date on which a new director(s) of the Corporation is elected pursuant to Section 4.3 of the Plan, and notwithstanding the Corporation's rejection of its pre-petition indemnification obligations to the persons who were serving in the capacities listed in said Article V, Section 1 (including its directors, officers and employees) under United States bankruptcy laws, the Corporation shall also indemnify those persons who were serving in the capacities listed in said
Article V, Section 1 (including directors, officers and/or employees) on the day immediately preceding the election of a new director(s) pursuant to Section 4.3 of the Plan for any claims asserted against such persons on or after the date of such election of a new director(s) regardless of when such claims accrued.

                                 ARTICLE TWELVE

         The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

                                ARTICLE THIRTEEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


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